Exhibit Index






                  Exhibit
                  Number
                  ------


                     11 - Statement re computation
                              of per-share earnings

                                   Exhibit 11


                    COMPUTATION OF WEIGHTED AVERAGE NUMBER OF
                             SHARES OF COMMON STOCK
                                 (In Thousands)



                                                            For the Three Months
                                                              Ended March 31,
                                                              ---------------
                                                             1999          1998
                                                             ----          ----

Diluted Earnings Per Share:
Weighted average shares of
Common Stock outstanding:
Balance outstanding - beginning of period .............       8,549        8,864

Weighted average shares
issued during the quarter .............................        --             31

Weighted average shares of
treasury stock acquired ...............................         (67)        --

Incremental shares of common stock
outstanding giving effect to stock options ............         125         --
                                                             ------       ------

Weighted balance - end of period ......................       8,607        8,895
                                                             ======       ======

                                   Exhibit 11


                    COMPUTATION OF WEIGHTED AVERAGE NUMBER OF
                             SHARES OF COMMON STOCK
                                 (In Thousands)




                                                            For the Three Months
                                                               Ended March 31,
                                                               ---------------
                                                             1999          1998
                                                             ----          ----

Basic Earnings Per Share:
Weighted average shares of
Common Stock outstanding:
Balance outstanding - beginning of period ...........        8,549         8,864

Weighted average shares
issued during the quarter ...........................         --              31

Weighted average shares of
treasury stock acquired .............................          (67)         --
                                                            ------        ------

Weighted balance - end of period ....................        8,482         8,895
                                                            ======        ======